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UNITED STATES SECURITIES AND EXCHANGE COMMISSION	OMB APPROVAL
Washington, D.C. 20549 SCHEDULE 14A	OMB Number: 3235-0059 Expires: August 31, 2005 Estimated average burden hours per response: 14.73

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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General Growth Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2005

To our Stockholders:

        We are notifying you that the Annual Meeting of Stockholders of General Growth Properties, Inc. will be held on Wednesday, May 4, 2005 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois 60606 for the following purposes:

  1.
  To elect three directors, each for a term of three years;

  2.
  To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2005;

  3.
  To approve an amendment to our 1998 Incentive Stock Plan to increase the number of shares of our common stock available for issuance under the plan by 5,000,000 shares;

  4.
  To take action on a stockholder proposal to change the vote required to elect a director from a plurality of the votes cast to a majority of the votes cast; and

  5.
  To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2004 Annual Report. Only stockholders of record at the close of business on March 15, 2005 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

        Please use this opportunity to take part in our governance by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible, or follow the instructions on the proxy card for voting by telephone or over the Internet. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,
/s/ Matthew Bucksbaum
Chairman of the Board
Chicago, Illinois April 4, 2005

GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT

        The Board of Directors of General Growth Properties, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held on Wednesday, May 4, 2005 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about April 4, 2005. In this proxy statement, we refer to General Growth Properties, Inc. as "General Growth," "we," "our" or the "Company" and we refer to our Board of Directors as the "Board."

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will vote upon the matters outlined in the accompanying notice of meeting, including:

  •
  the election of three directors, each for a term of three years (see page 3);

  •
  ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2005 (see page 23);

  •
  the approval of an amendment to our 1998 Incentive Stock Plan (the "1998 Plan") to increase the number of shares of our common stock available for issuance under the plan by 5,000,000 shares (see page 23); and

  •
  the stockholder proposal to change the vote required to elect a director from a plurality of the votes cast to a majority of the votes cast (see page 27).

        Management will report on General Growth's performance during fiscal 2004 and respond to questions from stockholders. In addition, representatives of Deloitte & Touche LLP are expected to be at the annual meeting to respond to questions.

What are the Board's voting recommendations?

        Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares "FOR" the election of each of the nominees to the Board, "FOR" the ratification of the auditors, "FOR" the approval of an amendment to our 1998 Plan, and "AGAINST" the stockholder proposal.

What happens if additional proposals are presented at the meeting?

        Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, March 15, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

        If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 237,555,377 shares of common stock outstanding and entitled to vote. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

        If you are a "record" holder of our common stock (that is, if you hold your stock in your own name in the Company's stock records maintained by our transfer agent), you may complete and sign the proxy card and return it to the Company or deliver it in person. In addition, you may vote by telephone or over the Internet by following the instructions included on your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on May 3, 2005.

        If you hold shares of our common stock in "street name" (that is, through a broker, bank or other nominee), you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.

Can I change my vote after I return my proxy card or after I vote by telephone or over the Internet?

        If you are a "record" holder, even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

        If you hold shares of our common stock in "street name," you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the meeting?

        The three nominees for director with the most affirmative votes cast at the annual meeting, in person or by proxy, will be elected. Abstentions and broker non-votes are not counted as votes cast for purposes of, and therefore will have no impact on, the election of directors.

        Ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants, approval of the amendment to the 1998 Plan and approval of the stockholder proposal to change the vote required to elect a director from a plurality of the votes cast to a majority of the votes cast each require the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on each proposal. Abstentions are treated as being present and entitled to vote on each of the proposals and, therefore, will have the effect of a vote against each of the proposals. A broker non-vote is treated as not being entitled to vote on each of these proposals and, therefore, is not counted and has no effect on whether each is approved.

Who will bear the costs of soliciting votes for the meeting?

        General Growth will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Mellon Investor Services to assist us in connection with the solicitation of proxies for the annual meeting. We have agreed to pay $10,500, plus expenses, for such services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of nine members. Our bylaws divide the Board into three classes, as nearly equal in number as possible, with each class of directors serving a three-year term. The term of office of the classes of directors expires in rotation so that one class is elected at each annual meeting for a full three-year term. Effective April 1, 2005, Mr. Frank Ptak, a director whose term of office was scheduled to expire at the 2006 annual meeting, resigned to pursue other opportunities. The Nominating & Governance Committee recommended to the Board Mr. Thomas Nolan to fill the vacancy created by Mr. Ptak's resignation. The Board appointed Mr. Nolan to fill such vacancy in the class of directors whose term of office expires at the 2006 annual meeting and Mr. Nolan accepted the appointment.

        The Board of Directors, based on the recommendation of the Nominating & Governance Committee, has nominated Matthew Bucksbaum, Bernard Freibaum, and Beth Stewart, for a term of office commencing on the date of this year's annual meeting and ending on the date of the annual meeting in 2008. Each of Messrs. M. Bucksbaum and Freibaum and Ms. Stewart currently serves as a member of the Board of Directors.

        The Board of Directors urges you to vote "FOR" the election of Matthew Bucksbaum, Bernard Freibaum, and Beth Stewart as directors of the Company for terms of office ending in 2008. Proxies will be so voted unless a stockholder specifies otherwise in his, her or its proxy.

        Each of the nominees has consented to serve as a member of the Board of Directors if he or she is re-elected. If any nominee is unable to serve if elected, it is intended that the proxies will be voted for the election of the other remaining nominees and may be voted for any substitute nominees. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

        The Board of Directors recommends that you vote "FOR" the election to the Board of each of the nominees named below.

Nominees for election at this meeting for terms expiring in 2008:

        Matthew Bucksbaum, 79, has served as a director of the Company since 1986 and as Chairman of the Board since July 1995. Mr. Bucksbaum also served as our Chief Executive Officer from July 1995 through June 1999, as President of the Company from December 1992 through June 1995 and as our Secretary and Treasurer from 1986 to December 1992. Mr. Bucksbaum previously served as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Bucksbaum has served as President of General Growth Companies, Inc., of which he is the sole stockholder and director, since

1985. In addition, Mr. Bucksbaum is an ex-officio trustee and former Chairman of the International Council of Shopping Centers ("ICSC") and is a member of the Urban Land Institute and the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Bucksbaum is also a life trustee and past Chairman of the Aspen Music Festival and School and is a trustee of the Chicago Symphony Orchestra and Lyric Opera of Chicago. Mr. Bucksbaum is the father of John Bucksbaum, the Chief Executive Officer of the Company.

        Bernard Freibaum, 52, has served as a director of the Company since August 2003 and as Executive Vice President and Chief Financial Officer of the Company since October 1993. In addition, Mr. Freibaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. From August 1992 and prior to joining the Company, Mr. Freibaum was a consultant with Ernst & Young. From 1985 through 1992, Mr. Freibaum was Chief Financial Officer and General Counsel of Stein & Company, a real estate development and service company. From 1973 through 1985, Mr. Freibaum held various positions with Ernst & Young, American Invsco Corp. and Coopers & Lybrand L.L.P.

        Beth Stewart, 48, has served as a director of the Company since 1993. Ms. Stewart has served as Chief Executive Officer of Storetrax, Inc., a Web-based company focused on the retail real estate sector, since August 2001 and as Chairman of the Board of Storetrax since October 1999. Since December 1992, Ms. Stewart has been President of Stewart Real Estate Capital, a real estate consulting and investment firm. From 1986 to November 1992, she served as Vice President of Goldman, Sachs & Co. Ms. Stewart is a director and a member of the Audit Committee of Avatar Holdings Inc., a Florida-based home builder, and CarMax, Inc., a new and used car retailer.

Directors whose terms expire in 2006:1

        Robert Michaels, 61, has served as a director of the Company and as our President and Chief Operating Officer since 1995. In addition, Mr. Michaels has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Michaels is an ex-officio trustee of ICSC, a director of the Center for Urban Land Economics Research at the School of Business of the University of Wisconsin-Madison and a trustee of the University of South Dakota Foundation.

1
Frank S. Ptak, 62, who resigned from our Board effective April 1, 2005, had been a director of the Company since August 2003. Since 1996, Mr. Ptak has been Vice Chairman of Illinois Tool Works, Inc., a manufacturer of fasteners, components, assemblies and systems.

        Thomas Nolan, 47, has been a director of the Company since April 1, 2005, having been appointed to fill the vacancy on the Board created by Mr. Ptak's resignation. Since July, 2004, Mr. Nolan has served as a Principal and as Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay seaside community in Baja California. From October 1984 through July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 through 2004 he served as Head of Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds and oversaw investments made by certain partnerships managed by AEW. Mr. Nolan serves as a director and as Chairman of the Audit Committee of Bedford Property Investors, an office property real estate investment trust.

        John T. Riordan, 67, Mr. Riordan has served as a director of the Company since May 2003. Since July 2003, Mr. Riordan has served as Interim Executive Director of the ICSC Educational Foundation and he also currently serves as an ex-officio life trustee of the ICSC. From May 2001 through July 2003, Mr. Riordan was the Vice Chairman of ICSC and from January 1986 through May 2001 he served as President and Chief Executive Officer of ICSC.

Directors whose terms expire in 2007:

        John Bucksbaum, 48, has served as a director of the Company since 1992, and has served as our Chief Executive Officer since July 1999. From December 1992 through June 1999, Mr. Bucksbaum served as Executive Vice President of the Company. In addition, Mr. Bucksbaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Bucksbaum is a member of the board of trustees and the Executive Committee of ICSC. Mr. Bucksbaum is a trustee of the University of California Real Estate Center, the University of Chicago Hospitals, the Urban Land Institute and NAREIT and is a member of the National Realty Roundtable. Mr. Bucksbaum is Chairman of the Zell/Lurie Real Estate Center at the Wharton School of the University of Pennsylvania. Mr. Bucksbaum also serves on the national boards of World T.E.A.M Sports, the United States Ski & Snowboard Team Foundation and the USA Cycling Development Foundation. He is a member of the Young Presidents Organization. Mr. Bucksbaum is the son of Matthew Bucksbaum, the Chairman of the Board of the Company. He is a director of LaSalle Bank and the Hyatt Corporation.

        Alan Cohen, 44, has served as a director of the Company since 2001. Since March 2005, Mr. Cohen has been Senior Director of Marketing, Wireless Networking Business Unit, of Cisco Systems, Inc. From October 2002 through March 2005, Mr. Cohen served as Vice President, Marketing of Airespace, Inc., a developer of wireless local area networks, which was acquired by Cisco Systems Inc. From October 2001 through September 2002, he served as Vice President, Marketing of Tahoe Networks, Inc., a company specializing in networking infrastructure and operations solutions. From March 2000 to October 2001, Mr. Cohen served as Senior Director, Marketing, Service Provider Line of Business of Cisco Systems, Inc., a provider of Internet networking solutions. From June 1999 to March 2000, Mr. Cohen served as General Manager, SP Solutions, in Cisco's Customer Advocacy division and from June 1998 to June 1999, as Cisco's Director of Internet Business Solutions. Prior to joining Cisco, Mr. Cohen was employed by International Business Machines Corporation, an information technology company, acting in the capacity of Chief Marketing Executive for IBM's Global Telecommunications and Media business unit from January 1997 to June 1998 and Managing Director of B2B Electronic Commerce for IBM's Internet division from June 1995 to January 1997. Mr. Cohen serves on the advisory boards of Vista Broadband Networks, Inc., an Internet service provider, and CPlane, Inc., a company specializing in network control software products.

        Anthony Downs, 74, has served as a director of the Company since 1993. Since 1977, Mr. Downs has been a Senior Fellow at The Brookings Institution, a private, non-profit policy research center, and a self-employed speaker and writer. Mr. Downs served as an executive consultant to Salomon Brothers Inc. from 1986 to 1994 and to Aetna Realty Investors from 1977 to 1994. Mr. Downs is a life trustee of the Urban Institute and is a director of the NAACP Legal and Education Defense Fund, Inc. He is currently a member of the Urban Land Institute, the Counselors of Real Estate, the Anglo-American Real Property Institute, the American Real Estate and Urban Economics Association, the National Academy of Public Administration and the American Academy of Arts and Sciences.

GOVERNANCE OF THE COMPANY

        Pursuant to the Delaware General Corporation Law and the Company's bylaws, General Growth's business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman, the Chief Executive Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

        During 2004, the Board of Directors held 9 meetings and took action by written consent 11 times. Each of the incumbent directors attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2004. The Company encourages its Board members to attend annual meetings of its stockholders and all of the Company's then directors attended the Company's annual meeting of stockholders in 2004.

        The Board has adopted Corporate Governance Guidelines which, among other matters, describe the responsibilities and certain qualifications of the directors of the Company. The Corporate Governance Guidelines are posted on our website at www.generalgrowth.com in the "Investment" section under the "Corporate Governance" heading. The Company's Corporate Governance Guidelines incorporate the New York Stock Exchange listing standards which require that a majority of the Board qualify as independent within the meaning of the listing standards. The Board has determined affirmatively that each of Alan Cohen, Anthony Downs, Thomas Nolan, Frank S. Ptak, John T. Riordan and Beth Stewart is independent within the meaning of the listing standards of the New York Stock Exchange. The Board reviewed all relevant information and concluded that none of Alan Cohen, Anthony Downs, Thomas Nolan, Frank S. Ptak or John T. Riordan possess any of the bright-line relationships set forth in the listing standards of the New York Stock Exchange that prevent independence, or any other relationship with the Company, other than Board membership. With respect to Beth Stewart, the Board considered the fact that during 2004 the Company paid Storetrax, Inc. $56,940. Beth Stewart is a director and officer of Storetrax, Inc. and owns an approximate 40% interest therein. The Board concluded that this relationship is not one of the bright-line relationships set forth in the listing standards of the New York Stock Exchange that prevent independence, and that this relationship does not constitute a "material relationship" because the contract was entered into an arms'-length basis and it is sufficiently immaterial that it has not in the past and presently does not impair Ms. Stewart's independent judgment in connection with her duties and responsibilities as a director of the Company.

Committees of the Board of Directors

        The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Each of the committees operates under a written charter, with the exception of the Executive Committee whose duties are delegated to it by the Board of Directors from time to time. Copies of these charters can be obtained on our website at www.generalgrowth.com in the "Investment" section under the "Corporate Governance" heading. The committees of the Board of Directors and a general description of their respective duties follow:

        Executive Committee.    The members of the Executive Committee are Matthew Bucksbaum (Chair), John Bucksbaum, Robert Michaels and Beth Stewart. The Executive Committee has such authority as may be delegated to it by the Board of Directors from time to time and advises the Board with respect to such matters as the Board may direct. The Executive Committee did not meet during 2004, nor did it take any actions by written consent.

        Audit Committee.    Through April 1, 2005 the members of the Audit Committee were Anthony Downs, Frank Ptak (Chair) and Beth Stewart. As of April 1, 2005, Thomas Nolan replaced Frank Ptak as a member and Chair of of the Audit Committee. The Board of Directors has determined that all of the members of the Audit Committee meet the requirements for independence and expertise, including financial literacy, under applicable New York Stock Exchange listing standards and Securities and Exchange Commission ("SEC") rules. The Board of Directors has also determined that each of Mr. Ptak and Mr. Nolan is an "audit committee financial expert" under applicable SEC rules.

        The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in February 2003 upon the recommendation of the Audit Committee. The Audit Committee held four meetings during 2004 and took one action by written consent.

        The functions of the Audit Committee include assisting the Board in monitoring the integrity of the Company's financial statements, the independent public accountants' qualifications and independence, the performance of the Company's internal audit function and independent public accountants and the compliance by the Company with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent public accountants of the Company, who report directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent auditors, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee has the authority to retain independent legal, accounting or other advisors and the Company is required to provide appropriate funding for the compensation of any such advisors. The Audit Committee is also responsible for preparing a report for inclusion in our proxy statement stating, among other things, whether our audited financial statements should be included in our Annual Report on Form 10-K. This report is set forth on page 10 of this proxy statement.

        Compensation Committee.    The members of the Compensation Committee are Alan Cohen (Chair), John T. Riordan and Beth Stewart. Each of the members of the Compensation Committee is independent under applicable New York Stock Exchange listing standards. The Compensation Committee held two meetings during 2004 and took one action by written consent.

        The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The functions of the Compensation Committee include annually reviewing and making recommendations to the Board with respect to incentive-compensation plans and equity-based plans, annually reviewing and approving the compensation of directors, establishing the compensation for our Chief Executive Officer, the other executive officers and certain accounting and internal audit personnel of the Company and monitoring compliance with legal prohibitions on loans to directors and executive officers of the Company. The Compensation Committee has the sole authority to retain any compensation consultant to be used to assist it in the evaluation of director or senior executive compensation and the sole authority to approve the consultant's fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

        The Compensation Committee administers our Employee Stock Purchase Plan, our Cash Value Added Incentive Compensation Plan (the "CVA Plan"), our 1998 Plan, our 2003 Incentive Stock Plan (the "2003 Plan") and all other incentive-compensation or equity-based plans which we may adopt from time to time. The Compensation Committee is also responsible for preparing an annual report on executive compensation for inclusion in our proxy statement. This report is set forth on page 17 of this proxy statement.

        Nominating & Governance Committee.    Through April 1, 2005 the members of the Nominating & Governance Committee were John T. Riordan (Chair), Anthony Downs and Frank Ptak. As of April 1, 2005, Thomas Nolan replaced Frank Ptak as a member of the Nominating & Governance Committee. Each of the members of the Nominating & Governance Committee is independent under applicable New York Stock Exchange listing standards. The Nominating & Governance Committee held two meetings in 2004 and took no actions by written consent.

        The functions of the Nominating & Governance Committee include assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders, recommending to the Board corporate governance guidelines applicable to the Company, leading the Board in its annual review of the Board's performance and recommending to the Board director nominees for each Board committee. The Nominating & Governance Committee has sole authority to retain any search firm to be used to identify director candidates and the sole authority to approve the search firm's fees and other retention terms. The Nominating & Governance Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

        In identifying and recommending nominees for positions on the Board of Directors, the Nominating & Governance Committee takes into account many factors, including those set forth under "Director Qualifications" in the Company's Corporate Governance Guidelines. Such factors include independence, diversity, age, skills, experience in the context of the needs of the Board of Directors and ability to devote adequate time to Board of Directors duties. The Nominating & Governance Committee does not set specific minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her merits, taking into account the needs of the Company and the composition of the Board of Directors. In identifying potential candidates for Board membership, the Nominating & Governance Committee relies on suggestions and recommendations from members of the Board, management, stockholders and others. The Nominating & Governance Committee has not previously used outside consultants to help identify potential candidates, but it may choose to do so in the future. The Committee assesses which candidates appear to best fit the needs of the Board and the Company and those candidates who are so identified are interviewed and evaluated by the Nominating & Governance Committee. Nominees selected by the Nominating & Governance Committee are recommended to the full Board of Directors by the Committee. After the Board of Directors has approved a nominee, the Chairman of the Board and the Chairman of the Nominating & Governance Committee extend an invitation to the nominee to join the Company's Board of Directors.

        The Nominating & Governance Committee will consider candidates recommended by stockholders if such recommendations are made in accordance with the terms of the Company's bylaws, and those candidates will be evaluated in the same manner as other candidates.

        Under our bylaws, nominations for director may be made by a stockholder entitled to vote at the annual meeting who delivers written notice, along with the additional information and materials required by our bylaws, to our Corporate Secretary at General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois, 60606, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. For our annual meeting in the year 2006, we must receive this notice on or after February 3, 2006, and on or before March 5, 2006. You may obtain a copy of our bylaws by writing to our Corporate Secretary.

Stockholder Communications with the Board

        Stockholders can send communications to one or more members of the Board, by writing to the Board or to specific directors at the following address: General Growth Properties, Inc. Board of Directors, c/o Corporate Secretary, General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois, 60606. Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the whole Board of Directors.

Meetings of Non-Management Directors

        The non-management directors of the Board meet in executive sessions, without any management directors in attendance, each time the Board convenes for a regularly scheduled meeting. The non- management directors rotate as the presiding director for each executive session. Stockholders or other interested persons wishing to communicate with the non-management directors may contact them at the following address: Non-Management Directors, c/o Corporate Secretary, General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois, 60606. Any such communications will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all non-management directors if the communication is addressed to all non-management directors.

Compensation of Directors

        Directors who are our employees receive no fees for their services as directors. Non-employee directors receive an annual fee of $25,000, except that members of the Audit Committee other than its Chair receive an annual fee of $27,500, the Chair of the Audit Committee receives an annual fee of $35,000 and the Chair of each of the Compensation Committee and the Nominating & Governance Committee receive an annual fee of $27,500. Non-employee directors receive a meeting fee of $1,000 for each Board or committee meeting attended and reimbursement of expenses incurred in attending meetings.

        Under the 2003 Plan, all non-employee directors are entitled to receive, upon joining the Board of Directors, an option to purchase 7,500 shares of our common stock having an exercise price equal to the fair market value of a share of our common stock on the date of grant. In addition, under the 2003 Plan, each non-employee director automatically receives, on the first business day in January of every year, an option to purchase 7,500 shares of our common stock having an exercise price equal to the fair market value of a share of our common stock on the date of grant.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee has any "interlocking" relationships as defined by the SEC, because none of them serves on the board of directors or compensation committee of any other company where an executive officer of that company is on the Board of Directors or Compensation Committee of General Growth.

        We are party to a contract with Storetrax, Inc., a web-based retail real estate listing service, pursuant to which Storetrax lists certain information about our retail properties on its website to allow brokers and retailers interested in leasing space to search for and view retail space at our properties. Beth Stewart, a member of the Compensation Committee, serves as Chief Executive Officer and Chairman of the Board of Storetrax and owns an approximate 40% equity interest in Storetrax. During fiscal 2004, we paid Storetrax aggregate fees of approximately $56,940 under the contract, and during fiscal 2005, we anticipate paying Storetrax less, as we have terminated the contract effective September 30, 2005. The contract was entered into on an arms'-length basis, upon terms we believe to be no less favorable to us than those generally offered by Storetrax to other companies in our industry.

REPORT OF THE AUDIT COMMITTEE

        The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in February 2003 upon the recommendation of the Audit Committee. As mentioned above, a copy of this charter is posted on the Company's website at www.generalgrowth.com.

        The Audit Committee assists the Board in monitoring the integrity of the Company's financial statements, the independent public accountants' qualifications and independence, the performance of the Company's internal audit function and independent public accountants and the compliance by the Company with legal and regulatory requirements. Management is responsible for the Company's internal controls and the financial reporting process in compliance with Section 404 of the Sarbanes-Oxley Act. The independent public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States), issuing a report on those financial statements and the Company's system of internal control over financial reporting and reporting on management's assessment and providing an independent attestation as of December 31, 2004. The Audit Committee monitors and oversees these processes.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2004 with management and the independent public accountants. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90, which includes, among other items, matters related to the conduct of the audit of the Company's annual financial statements.

        The Audit Committee has also received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent public accountants the issue of their independence from the Company and management. In addition, the Audit Committee has considered and concluded that the provision of non-audit services by the independent public accountants in 2004 is compatible with maintaining the public accountants' independence.

        Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Respectfully submitted by the Audit Committee,
Anthony Downs Frank Ptak (chair)[1] Beth Stewart

1
As mentioned above, Mr. Ptak resigned from the Board (and its Committees), effective April 1, 2005.

STOCK OWNERSHIP

Common Stock Ownership of Certain Beneficial Owners

        The following sets forth, as of March 15, 2005, certain information concerning each stockholder who is known by us to beneficially own 5% or more of our outstanding common stock. Unless otherwise noted, each stockholder has sole voting and investment power for all shares shown.

Name and Address	Number of Shares Beneficially Owned		Approximate Percent of Class
General Trust Company, as trustee 300 North Dakota Avenue Suite 202 Sioux Falls, South Dakota 57104	59,576,112	(1)	21%
Davis Selected Advisors, L.P. 2949 East Elvira Road Suite 101 Tucson, Arizona 85706	14,517,673		5.1	%(2)
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	18,789,677		6.6	%(3)
Wellington Management Company 75 State Street Boston, Massachusetts 02190	14,210,248		5	%(4)

(1)
This amount includes 45,356,493 shares of common stock issuable, in certain circumstances, upon conversion of limited partnership units in GGP Limited Partnership, the Company's operating partnership (the "Operating Partnership"), as described under "Certain Relationships and Related Party Transactions." These units are owned by a partnership whose general partners include various trusts for which General Trust Company serves as trustee. The beneficiaries of the trusts are members of the Bucksbaum family which, for purposes hereof, include the descendants of Martin, Matthew and Maurice Bucksbaum, including John Bucksbaum, Chief Executive Officer and a director of the Company.

(2)
This amount has been calculated by the Company, based solely on the information contained in the holder's Schedule 13G/A filed with the SEC on March 11, 2005.

(3)
This amount has been calculated by the Company, based solely on the information contained in the holder's Schedule 13G filed with the SEC on February 14, 2005, which reports the beneficial ownership of 18,789,677 shares by it and certain affiliated entities and individuals, with sole voting power with respect to 1,866,537 of those shares and shared dispositive power of all 18,789,677 shares.

(4)
This amount has been calculated by the Company, based solely on the information contained in the holder's Schedule 13G filed with the SEC on February 14, 2005, which reports the beneficial ownership of 14,210,248 shares by it, with shared voting and dispositive power of all 14,210,248 shares.

Equity Ownership of Management

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2005, by each of our directors and nominees for election as directors, each of our executive officers named in the Summary Compensation Table below and all of our directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power for all shares shown.

Directors and Executive Officers	Number of Shares Beneficially Owned		Approximate Percent of Class
Matthew Bucksbaum	3,849,458	(1)(2)	1%
John Bucksbaum	671,251	(1)(3)(4)	*
Alan Cohen	24,500	(4)	*
Anthony Downs	57,504	(4)(5)	*
Bernard Freibaum	5,428,000	(6)	1.9%
Thomas Nolan	7,500	(4)
Robert Michaels	1,220,462	(4)	*
Frank Ptak	22,500	(4)	*
John T. Riordan	11,569	(4)	*
Beth Stewart	29,822	(4)	*
Jean Schlemmer	204,308	(4)	*
Joel Bayer	838,942	(4)	*
All directors and executive officers as a group (13 persons)	12,445,819	(7)	4.4%

*
Represents less than 1% of our outstanding common stock.

(1)
This amount does not include shares of common stock beneficially owned by General Trust Company (see "Common Stock Ownership of Certain Beneficial Owners," above).

(2)
This amount includes 2,766,209 shares beneficially owned by Mr. Bucksbaum as co-trustee of the Martin Bucksbaum Marital GST Trust. However, this amount excludes 15,583 shares of common stock beneficially owned by Mr. Bucksbaum's spouse and 794,125 shares of common stock beneficially owned by the Matthew and Carolyn Bucksbaum Family Foundation, as to which Mr. Bucksbaum disclaims beneficial ownership.

(3)
This amount does not include 17,383 shares of common stock beneficially owned by Mr. Bucksbaum's spouse, as to which Mr. Bucksbaum disclaims beneficial ownership.

(4)
This amount includes shares of our common stock that such person has the right to acquire within 60 days of March 15, 2005 pursuant to stock options awarded under our long-term incentive plans. These amounts are as follows: Mr. Bayer, 5,000 shares; Mr. John Bucksbaum, 24,000 shares; Mr. Cohen, 24,500 shares; Mr. Downs, 7,500 shares; Mr. Michaels, 240,000 shares; Mr. Nolan, 7,500 shares; Mr. Ptak, 22,500 shares; Mr. Riordan, 7,500 shares; Ms. Schlemmer, 121,400 shares; and Ms. Stewart, 7,500 shares.

(5)
This amount includes 10,404 shares beneficially owned by Mr. Downs as trustee of a trust for the benefit of his spouse.

(6)
This amount does not include an aggregate of 16,500 shares of common stock beneficially owned by Mr. Freibaum's spouse, as to which Mr. Freibaum disclaims beneficial ownership.

(7)
This amount includes an aggregate of 475,904 shares of common stock that our directors and executive officers have the right to acquire within 60 days after March 15, 2005 pursuant to stock options awarded under our long-term incentive plans.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2004.

EXECUTIVE OFFICERS

        The executive officers of the Company are as follows:

Name	Age	Position
Matthew Bucksbaum	79	Chairman of the Board
John Bucksbaum	48	Chief Executive Officer
Robert Michaels	61	President and Chief Operating Officer
Bernard Freibaum	52	Executive Vice President and Chief Financial Officer
Jean Schlemmer	58	Executive Vice President, Asset Management
Joel Bayer	41	Senior Vice President and Chief Investment Officer
Ronald L. Gern	46	Senior Vice President and Assistant Secretary

        We refer you to "Election of Directors" above for biographical information concerning Messrs. Matthew Bucksbaum, John Bucksbaum, Bernard Freibaum and Robert Michaels. Biographical information concerning our other executive officers is set forth below.

        Jean Schlemmer has served as Executive Vice President, Asset Management of the Company since April 2000. In addition, Ms. Schlemmer serves as an officer of various of our affiliates and wholly-owned subsidiaries. Ms. Schlemmer also served as our Senior Vice President, Asset Management from September 1997 to April 2000, our Senior Vice President of Leasing from 1995 to September 1997, and our Vice President of Leasing from 1989 to 1995. Prior to such time, Ms. Schlemmer was the Vice President of Leasing for The Center Companies from 1986 to 1989 and, from 1984 to 1986, was the President of her own real estate company.

        Joel Bayer has served as Senior Vice President and Chief Investment Officer of the Company since May 2001, Senior Vice President—Acquisitions of the Company from March 1998 to May 2001 and as Vice President of the Company from September 1993 to March 1998. Mr. Bayer has previously served as an officer of various of our affiliates and wholly-owned subsidiaries. From July 1988 through August 1993, Mr. Bayer held various positions with Equity Financial and Management Company.

        Ronald L. Gern has served as Senior Vice President and Assistant Secretary of the Company since December 1997. In addition, Mr. Gern has served and continues to serve as an officer of various of our affiliates and wholly-owned subsidiaries. From 1985 to November 1997, Mr. Gern was employed by Kravco Company, a shopping center management and development company, acting in the capacity of Vice President and General Counsel from 1990 to November 1997, and Counsel from 1985 to 1990. From 1982 to 1985, Mr. Gern was associated with the law firm of Wolf, Block, Schorr & Solis-Cohen. Mr. Gern is a member and former Chairman of the ICSC Law Conference Program Committee and a member of the American College of Real Estate Lawyers.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table discloses compensation received by our Chairman of the Board, our Chief Executive Officer and our four other most highly compensated executive officers (together, the "named executive officers") in the three most recent years.

Summary Compensation Table

Long Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Restricted Stock Awards ($)			Securities Underlying Options (#)	All Other Compensation(7)
Matthew Bucksbaum Chairman of the Board	2004 2003 2002	$ $ $	225,000 225,000 200,000		— — —		— — —		— — —	$	— — 8,500
John Bucksbaum Chief Executive Officer	2004 2003 2002	$ $ $	225,000 225,000 225,000		— — —		— — —		— — —	$ $ $	9,738 10,000 8,500
Robert Michaels President and Chief Operating Officer	2004 2003 2002	$ $ $	700,000 650,000 600,000	$ $ $	361,412 268,270 264,645		$685,520 — —	(2)	258,208 179,661 174,069	$ $ $	10,250 10,000 8,500
Bernard Freibaum Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	900,000 850,000 800,000	$ $ $	464,672 350,814 352,860	$ $ $	1,028,280 1,015,200 2,490,000	(3) (4) (5)	343,426 339,549 332,820	$ $ $	10,250 10,000 8,500
Jean Schlemmer Executive Vice President, Asset Management	2004 2003 2002	$ $ $	375,000 350,000 325,000	$ $ $	193,613 136,938 143,349		— — —		71,951 61,068 59,223	$ $ $	10,250 10,000 8,500
Joel Bayer Senior Vice President and Chief Investment Officer	2004 2003 2002	$ $ $	420,000 400,000 360,000	$ $ $	216,847 165,089 158,787	$	— 761,400 —	(6)	20,436 137,796 15,753	$ $ $	10,250 10,000 8,500

(1)
Bonuses represent amounts earned under the CVA Plan for the year shown that are paid in the following year. See "Report of the Compensation Committee on Executive Compensation" for a description of the CVA Plan. Bonuses do not include amounts paid pursuant to the CVA Plan bonus bank. No such amounts were paid in any of 2002, 2003 or 2004.

(2)
This amount represents the dollar value of stock awarded to Mr. Michaels, based upon the closing price per share of our common stock on February 11, 2004, the date of grant. The value of the stock as of December 31, 2004 was $795,520. The stock was vested 100% on the date of grant, but could not be sold until the first anniversary of the date of grant.

(3)
This amount represents the dollar value of stock awarded to Mr. Freibaum, based upon the closing price per share of our common stock on February 11, 2004, the date of grant. The value of the stock on December 31, 2004 was $1,193,280. The stock was vested 100% on the date of grant, but could not be sold until the first anniversary of the date of grant.

(4)
This amount represents the dollar value of stock awarded to Mr. Freibaum, based upon the closing price per share of our common stock on February 4, 2003, the date of grant. The value of the stock as of December 31, 2004 was $2,169,600. This stock was vested 100% on the date of grant, but could not be sold until the first anniversary of the date of grant.

(5)
This amount represents the dollar value of restricted stock awarded to Mr. Freibaum, based upon the closing price per share of our common stock on the date of grant. The value of the restricted stock as of December 31, 2004 was $5,424,000. This restricted stock was granted on September 16, 2002, and vests in increments of one-third on each of the first through third anniversaries of the date of grant. Dividends are paid on unvested shares.

(6)
This amount represents the dollar value of restricted stock awarded to Mr. Bayer, based upon the closing price per share of our common stock on the date of grant. The value of the restricted stock as of December 31, 2004 was $1,627,200. This restricted stock was granted on February 4, 2003, and vests in increments of one-third on each of the first through third anniversaries of the date of grant. Dividends are paid on unvested shares.

(7)
This amount represents the matching contribution under the Company's 401(k) plan.

Option Grants

        The following table provides information on option grants under the 2003 Plan to the named executive officers during 2004. For information related to awards made under the 1998 Plan to the named executive officers during 2004, see "Long Term Incentive Plan Awards," below.

Option Grants in 2004

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Grant Date Present Value(1)
Matthew Bucksbaum	—	—	—	—	—
John Bucksbaum	—	—	—	—	—
Robert Michaels	225,000	24.4%	$30.935	2/11/09	$668,250
Bernard Freibaum	300,000	32.5%	$30.935	2/11/09	$891,000
Jean Schlemmer	55,000	6.0%	$30.935	2/11/09	$163,350
Joel Bayer	—	—	—	—	—

(1)
This amount was estimated using the Black-Scholes Option Pricing Formula on the basis of the following assumptions: expected volatility: 20.10%; risk free rate of return: 3.39%; dividend yield: 6.09%; and expected time until exercise: 5.0 years.

Option Exercises and Year-End Values

        The following table provides information on option exercises during 2004 by each of the named executive officers and the value of each of such officer's unexercised in-the-money options at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Year-End
	Shares Acquired on Exercise(#)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew Bucksbaum	—	—	—	—	—	—
John Bucksbaum	—	—	24,000	—	$610,320	—
Robert Michaels	75,000	$1,288,725	75,000	408,208	$819,625	$5,146,137
Bernard Freibaum	285,000	$3,871,650	—	628,426	—	$8,427,126
Jean Schlemmer	37,100	$770,029	76,230	120,951	$1,546,860	$1,621,144
Joel Bayer	24,000	$313,080	—	92,436	—	$1,502,858

        On December 31, 2004, the closing price per share of our common stock on the New York Stock Exchange was $36.16.

Long Term Incentive Plan Awards

        The following table provides information on awards under the 1998 Plan to the named executive officers during 2004.

Long Term Incentive Plan—Awards in Last Fiscal Year

Name	No. of Securities Underlying Options Granted(1)	Performance or Other Period Until Maturation or Payout(2)
Matthew Bucksbaum	0	—
John Bucksbaum	0	—
Robert Michaels	33,208	—
Bernard Freibaum	43,426	—
Jean Schlemmer	16,951	—
Joel Bayer	20,436	—

(1)
Awards granted during 2004 under the 1998 Plan are in the form of threshold-vesting stock options ("TSOs") which are exercisable for shares of common stock when vested. The exercise price of each of the TSOs shown in this column is $30.935 per share, the fair market value of one share of common stock on the date of grant.

(2)
The TSOs vest, and become exercisable, if shares of common stock attain and sustain a threshold market price of $43.39 per share for at least 20 consecutive trading days at any time over the five years following the date of grant (i.e., on or before February 11, 2009). None of these TSOs have vested.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        General.    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, whose current members are Alan Cohen (Chair), John Riordan and Beth Stewart. The Compensation Committee's responsibilities include, among others, determining the level of compensation paid to our Chief Executive Officer, approving the compensation paid to our other executive officers and certain accounting and internal audit personnel and determining awards under, and administering, our Employee Stock Purchase Plan, the CVA Plan, the 1998 Plan, the 2003 Plan and all other incentive-compensation or equity-based plans which the Company may adopt from time to time.

        Executive Compensation Policy.    The Company's compensation policy for executive officers consists of three key elements:

  •
  a base salary,

  •
  a performance-based annual bonus comprised of both cash and stock options, and

  •
  periodic grants of stock, stock options and restricted stock.

        The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to recruit and retain highly-qualified individuals by providing them with a compensation package which is competitive and has financial incentives which are aligned with the Company's performance. Under this approach, compensation for these officers involves a portion of pay that is "at risk"—namely, the annual cash and stock option bonus. The annual bonus is variable and is based on a measure of Company performance known as "cash value added," as described below. Annual stock option awards relate a significant portion of an employee's long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

        Base Salary.    In establishing the base salary paid to each of our executive officers for fiscal 2004, the Compensation Committee reviewed the current compensation of each of the executive officers and took into account such factors as a subjective assessment of the nature of the position, the contribution and experience of the executive officer, and the length of the executive officer's service to the Company.

        Annual Bonus.    Since its adoption in 1998, bonus awards for the Company's executive officers have generally been determined in accordance with the CVA Plan. The purpose of the CVA Plan is to provide additional incentive compensation to participants by relating the financial reward of such participants to the increase in the value of the Company realized by its stockholders. To date, various members of management of the Company and certain of its affiliates (excluding Matthew Bucksbaum and John Bucksbaum) have been designated by the Compensation Committee as participants under the CVA Plan.

        In general, "cash value added" or "CVA" is determined to be the excess of net operating income over a capital charge that is intended to represent the return expected by the providers of the Company's capital. The Compensation Committee believes that increases in CVA represent a performance standard that is closely coordinated with increases in stockholder value.

        The CVA Plan is intended to provide a target incentive award generally ranging from between 1% and 50% of salary for participants. Under the CVA Plan, the annual bonus award for a participant for a particular year is generally equal to base salary times target incentive award times performance factor (although the Compensation Committee may retain the discretion to determine whether a participant receives all or a portion of such award). The performance factor is determined by reference to the amount of improvement or deterioration in CVA measured against established targets based, in part, on prior performance. The performance factor calculation will produce an amount in excess of the target incentive award if actual CVA exceeds targeted CVA and will produce an amount which is less than the target incentive award if actual CVA is less than targeted CVA.

        The CVA Plan provides the opportunity for enhanced bonuses, but also uses a "bonus bank" feature to ensure that increases in CVA are sustained before extraordinary bonus awards are paid out. Each year, two-thirds of any annual bonus award in excess of 125% of the target incentive award is added to the outstanding bonus bank balance. The bonus paid to a participant is equal to the annual bonus award for the year, up to a maximum of 125% of the target incentive award, plus one-third of the annual bonus award in excess of 125% of the target incentive award. In addition, amounts added to the bonus bank in any year are paid in equal installments over the following two years, unless that amount is forfeited under the "at risk" rules of the CVA Plan. A bonus bank balance is considered "at risk" in the sense that in any year the annual bonus award is negative, the negative annual bonus award amount will be subtracted from the outstanding bonus bank balance.

        The 1998 Plan generally has been integrated with the CVA Plan. Under the 1998 Plan, the Compensation Committee is authorized to grant to employees of the Company, its subsidiaries and affiliates (other than Matthew Bucksbaum and John Bucksbaum) stock incentive awards in the form of TSOs. In any particular year, the number of TSOs to be granted to a participant under the 1998 Plan will be determined, generally, by multiplying a participant's annual bonus award under the CVA Plan by a percentage specified by the Compensation Committee and then dividing the resulting amount by 10% of the fair market value of a share of our common stock on the date the option is granted. An option granted under the 1998 Plan generally vests after the fair market value of a share of common stock has sustained a target price level for at least 20 consecutive trading days within the five-year period following the date of grant of the option. A more detailed description of our 1998 Plan can be found under "Approval of Amendment to 1998 Plan" on page 23 of this proxy statement.

        Compensation under the 1998 Plan is intended to reinforce the attainment of annual performance goals while encouraging sustained profitable long-term growth. We believe that the 1998 Plan accomplishes this by providing a portion of annual compensation in options to purchase common stock, the vesting of which is tied directly to a sustained increase in our economic value to our stockholders. By doing so, the 1998 Plan aligns the interests of our management employees with those of our stockholders. Based upon the recommendation of the Compensation Committee, our Board has approved an increase in the number of shares of common stock reserved for issuance under the 1998 Plan, subject to stockholder approval. See "Approval of Amendment to 1998 Plan."

        Other Awards.    Stock option awards under the 2003 Plan are an important element of our compensation program and are generally made to our executive officers either as an inducement to join the Company or in recognition of exceptional performance. Particular awards have generally been made without specific reference to any aspect of the Company's performance at such time. Rather, the Chief Executive Officer has recommended to the Compensation Committee the size of a particular award based upon a subjective assessment of factors such as job responsibilities undertaken and efforts expended on behalf of the Company, contributions to the Company and leadership qualities. Options granted to executive officers pursuant to the 2003 Plan have an exercise price equal to the fair market value of the common stock on the date of grant, are for five-year terms and generally vest in either 33 1/3% or 20% annual increments from the date of grant.

        From time to time, the Compensation Committee has awarded stock under the 2003 Plan to our executive officers in recognition, primarily, of exceptional performance and as a means of rewarding, motivating and retaining the leadership talent essential for the Company's success. The terms of these stock awards have varied from individual to individual. The Company granted awards of an aggregate of 55,000 shares of stock under the 2003 Plan during 2004.

        Compensation of Matthew and John Bucksbaum.    In establishing the compensation to be paid to each of Matthew Bucksbaum and John Bucksbaum for fiscal 2004, the Compensation Committee noted that their salaries were originally established at subjective levels prior to the Company's initial public offering in 1993 and, at the request of Matthew Bucksbaum and John Bucksbaum, had only been moderately adjusted since such time. In addition, John Bucksbaum declined to accept a salary increase or bonus payment from the Company during each of the last three years. The Compensation Committee also recognized the unique position occupied by each of Matthew Bucksbaum and John Bucksbaum by virtue of the Bucksbaums' indirect ownership of approximately 16.1% of the common units of limited partnership interest in the Operating Partnership. See "Stock Ownership—Common Stock Ownership of Certain Beneficial Owners," "Stock Ownership—Equity Ownership of Management," and "Certain Relationships and Related Party Transactions." Accordingly, the compensation paid to Matthew Bucksbaum and John Bucksbaum during 2004 was not based upon, and had no specific relation to, the Company's performance during such period.

        Internal Revenue Code Section 162(m).    As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Respectfully submitted by the Compensation Committee,
Alan Cohen (Chair) John T. Riordan Beth Stewart

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company is the general partner of the Operating Partnership and is currently the owner of approximately 81% of the common units of partnership interest in the Operating Partnership. A partnership whose partners consist of certain trusts, the beneficiaries of which are members of the Bucksbaum family, and General Growth Companies, Inc., which is described below, is a limited partner of the Operating Partnership which owns approximately 16.1% of the common units of partnership interest in the Operating Partnership. The common units of partnership interest may be converted into our common stock.

        Prior to April 30, 2002, we had made a loan program available to our executive officers in order to facilitate their exercise of options to purchase shares of our common stock. Pursuant to the loan program, each of Bernard Freibaum, Robert Michaels and Joel Bayer had issued a promissory note to us which, as of April 30, 2002, had an outstanding balance (including accrued interest) of $17,421,687, in the case of Mr. Freibaum, $6,087,901, in the case of Mr. Michaels, and $3,588,377, in the case of Mr. Bayer. As of April 30, 2002, the Board of Directors, terminated the availability of the loan program. Each executive officer repaid at least 60% of the principal balance and 100% of the accrued interest due on such note as of April 30, 2002. The remaining amount due on each officer's note was represented by a new promissory note in the aggregate principal amount of $6,930,000, in the case of Mr. Freibaum, $2,000,000, in the case of Mr. Michaels, and $1,210,571, in the case of Mr. Bayer.

        The largest aggregate amount of debt outstanding during the 2004 fiscal year for Mr. Freibaum's note was $4,290,000, for Mr. Michaels' note was $761,905 and for Mr. Bayer's note was $749,401. As of March 15, 2005, the outstanding balance on Mr. Freibaum's note was $0; the outstanding balance on Mr. Michaels' note was $690,477, and the outstanding balance on Mr. Bayer's note was $720,578. These notes, which bear interest at a rate per annum equal to LIBOR plus 125 basis points (3.97% at March 1, 2005), are full recourse to the executive officers, provide for monthly payments of principal and interest and mature in May 2009 or within 90 days of the officer's separation from the Company.

        General Growth Companies, Inc., a Delaware corporation whose sole stockholder and director is Matthew Bucksbaum, owns an undivided interest in two airplanes which were used during 2004 for business travel by certain of our executive officers, employees and third parties on company business. Aircraft expenses incurred and paid or payable by us to General Growth Companies, Inc. in connection with such business travel during 2004 were $985,181.

        We are party to a contract with Storetrax, Inc., a web-based retail real estate listing service, whereby Storetrax lists certain information about our mall properties on its website to allow brokers and retailers interested in leasing space to search for and view retail space at our properties. Beth Stewart, a director of General Growth, serves as Chief Executive Officer and Chairman of the Board of Storetrax and owns an approximate 40% equity interest in Storetrax. During fiscal 2004, we paid Storetrax aggregate fees of approximately $56,940 under the contract, and during fiscal 2005, we anticipate paying Storetrax less, as we have terminated the contract effective September 30, 2005. The contract was entered into on an arms'-length basis, upon terms we believe to be no less favorable to us than those generally offered by Storetrax to other companies in our industry.

        Because of the Internal Revenue Code's ownership requirements for REITs, certain of our executive officers, certain trusts for the benefit of the Bucksbaums and certain of our employees purchase, or in the case of employees, receive as additional compensation, from time to time, a preferred stock ownership interest in one or more private REITs in which the Company and/or the Operating Partnership has an interest. While the aggregate value of all such preferred stock ownership interests may exceed $60,000 at any time, no individual's ownership interest in such preferred stock exceeds $60,000 at any time.

PERFORMANCE GRAPH

        The graph below compares the five-year cumulative total stockholder return assuming the investment of $100 on January 1, 2000 (and the reinvestment of dividends thereafter) in each of General Growth's common stock, the S&P 500 Stock Index, the NAREIT All Equity REIT Index, General Growth's present peer group (the "2004 Peers") and the peer group reported in General Growth's prior proxy statement (the "2003 Peers"). The 2003 Peers were comprised of General Growth, CBL & Associates Properties, Inc., The Macerich Company, Taubman Centers, Inc., Pennsylvania Real Estate Investment Trust, Simon Property Group, Inc., Glimcher Realty Trust, The Mills Corporation and The Rouse Company. The 2004 Peers are comprised of the same companies as the 2003 Peers, with the exception of The Rouse Company, which we acquired in 2004. The comparisons in the graph below are not intended to forecast the possible future performance of our common stock.

Total Return Performance

	Period Ending
Index
	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
General Growth Properties, Inc.	100.00	138.28	157.54	223.69	376.56	511.99
S&P 500	100.00	91.20	80.42	62.64	80.62	89.47
NAREIT All Equity REIT Index	100.00	126.37	143.97	149.47	204.98	269.70
General Growth Properties 2004 Peers	100.00	119.75	157.99	197.10	300.36	436.54
General Growth Properties 2003 Peers	100.00	118.42	158.77	201.25	305.84	437.90

INDEPENDENT PUBLIC ACCOUNTANTS

        Set forth below is a description of the fees paid by the Company to Deloitte & Touche LLP for the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 and fees billed for other services rendered by Deloitte & Touche LLP for those periods. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement should they so desire.

Fees Billed By Independent Auditors

        Total fees billed to the Company by Deloitte & Touche LLP for fiscal years ended December 31, 2004 and 2003 aggregated $3,832,000 and $2,341,000, respectively, and were comprised of the following:

        Audit Fees.    The aggregate fees billed for services rendered in connection with the audits of the Company's annual financial statements and internal controls over financial reporting in 2004, audits of certain unconsolidated affiliates of the Company, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and consents for the fiscal year ended December 31, 2004 and 2003 were $2,452,000 and $894,000, respectively.

        Audit-Related Fees.    The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2004 and 2003, were $311,000 and $239,000, respectively. These fees related to audits in connection with acquisitions, audits of the Company's retirement savings plan, stand-alone audits required by certain lenders of the Company, operating expense audits required by tenants of one of the Company's properties and Sarbanes-Oxley Act Section 404 advisory services.

        Tax Fees. The aggregate fees billed for tax fees—preparation and compliance for the fiscal years ended December 31, 2004 and 2003 were $725,000 and $337,000, respectively. The aggregate fees billed for tax fees—other for the fiscal years ended December 31, 2004 and 2003 were $344,000 and $171,000, respectively. Tax fees—other related to tax planning services and federal and state tax consultation.

        All Other Fees. The aggregate fees billed for all other services for the fiscal years ended December 31, 2004 and 2003 were $0 and $700,000, respectively.

Audit Committee's Pre-Approval Policies and Procedures

        In February 2003, the Board of Directors, upon the recommendation of the Audit Committee, adopted an amended and restated Audit Committee Charter which requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by independent auditors, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. Pre-approval is typically provided at regularly scheduled Audit Committee meetings, but the Audit Committee has delegated to its Chair the authority to grant specific pre-approval between meetings as necessary, provided the matter is then presented to the full Audit Committee at the next scheduled meeting. The Audit Committee has granted pre-approval for routine and recurring audit, non-audit and tax services, in each case with fees less than $10,000, so long as the services are directly related to the performance of specifically pre-approved services and that the performance and cost of each such service is promptly reported to the Audit Committee. Under the policies adopted by the Audit Committee, if the invoice for a previously approved service materially exceeds the estimated fee or range of fees, the Committee or its Chair must approve such excess amount prior to payment of the invoice and the Company's independent auditors have been informed of this policy.

        In pre-approving the services generating fees in 2004, the Audit Committee has not relied on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent public accountants to conduct the audit of the Company's financial statements for the fiscal year ending December 31, 2005. Deloitte & Touche LLP, an independent registered public accounting firm, also served as the Company's independent public accountants for the fiscal years ended December 31, 2004 and 2003. We are submitting the selection of independent public accountants for stockholder ratification at the annual meeting.

        Although ratification by stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that a policy of requesting ratification by stockholders of its selection of independent public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

        The Board of Directors recommends a vote "FOR" ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2005.

PROPOSAL 3—APPROVAL OF AMENDMENT TO 1998 PLAN

        Our Board of Directors recommends that stockholders approve an amendment to the 1998 Plan to increase the number of shares of our common stock available for issuance under the 1998 Plan from 6,000,000 shares to 11,000,000 shares. Our Board believes that the 1998 Plan plays an important role in our Company's efforts to attract and retain employees of outstanding ability and encourages these individuals to take into account the long-term interests of our Company and our stockholders.

        The 1998 Plan was originally approved by stockholders of the Company in 1998. Stockholders of the Company approved an amendment to the 1998 Plan in 2002 to increase the number of shares available for issuance under the Plan to 2,000,000, which was subsequently adjusted to 6,000,000 as a result of our 3 for 1 stock split in 2003. At this time, there are approximately 500,000 shares remaining and available for issuance under the 1998 Plan. Currently approximately 700 employees are participants in the 1998 Plan. As a result of our acquisition of The Rouse Company, we currently anticipate that an additional 250 employees will be eligible to receive awards under the 1998 Plan beginning in 2006. Accordingly, the shares of common stock reserved for issuance under the 1998 Plan are expected to be fully utilized by early 2006. Our Board, based upon the recommendation of the Compensation Committee, has approved an amendment to Section 3 of the 1998 Plan to increase the number of shares available for issuance under the 1998 Plan by 5,000,000, to a total number of shares available for issuance of 11,000,000, subject to stockholder approval. The Compensation Committee and the Board currently estimate an additional 5,000,000 shares will enable the Compensation Committee to make awards under the Plan for the next three years, consistent with the Compensation Committee's prior practices.

        Our Board is not proposing any other change in the terms of the 1998 Plan at this time. Approval of the amendment to the 1998 Plan requires the affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote. In the event stockholder approval of the amendment to the 1998 Plan is not obtained, we will not increase the number of shares reserved for issuance under the 1998 Plan, but awards may continue to be made under the terms of the 1998 Plan as currently in effect.

        The following is a summary of the material terms of the 1998 Plan. The summary is not complete, however, and is qualified by the terms of the 1998 Plan, a copy of which we have attached to this proxy statement as Appendix A. The attached copy reflects the proposed amendment to Section 3 of the 1998 Plan.

General Description of the 1998 Plan

        Under the 1998 Plan, the Compensation Committee is authorized to grant to employees of our Company, its subsidiaries and affiliates (other than Matthew Bucksbaum and John Bucksbaum) stock incentive awards in the form of TSOs. As described in "Report of the Compensation Committee on Executive Compensation," above, the 1998 Plan generally has been integrated with the CVA Plan.

        In any particular year, the number of TSOs to be granted to a participant under the 1998 Plan will be determined, generally, by multiplying a participant's annual bonus award under the CVA Plan by a percentage amount specified by the Compensation Committee (not to exceed 25%) (such product is the "percentage bonus amount") and then dividing the percentage bonus amount by 10% of the fair market value of a share of our common stock on the date the option is granted. The exercise price of the TSOs to be granted to a participant will be the fair market value of a share of our common stock on the date the TSO is granted. The threshold price which must be attained in order for the TSO to vest will be determined by multiplying the fair market value on the date of grant by the estimated annual growth rate (currently set at 7% by the Compensation Committee) and compounding the product over a five year period. Shares of our common stock generally must attain and sustain the threshold price for at least 20 consecutive trading days at any time during the five years following the date of grant in order for the TSO to vest.

Purpose of the 1998 Plan

        The purpose of the 1998 Plan is to give our Company an advantage in attracting, retaining and motivating employees and to provide us with the ability to provide competitive incentives which are directly linked to the profitability of our business and increases in stockholder value. Compensation under the 1998 Plan is intended to reinforce the attainment of annual performance goals while encouraging sustained profitable long-term growth. We believe that the 1998 Plan accomplishes this by aligning the interests of employees with those of the stockholders by providing a portion of annual compensation in options to purchase common stock, the vesting of which is tied directly to a sustained increase in our Company's economic value to our stockholders which increase is equal to or in excess of the estimated annual growth rate.

Shares Available Under the 1998 Plan

        The aggregate number of shares of common stock which may be subject to TSOs issued pursuant to the 1998 Plan will be, after the proposed amendment is effective, 11,000,000, subject to certain customary adjustments to prevent dilution. If any TSO or any portion of a TSO is terminated or surrendered for any reason without being exercised, the shares subject to the unexercised portion of the TSO will become available for subsequent TSO grants under the plan. The Compensation Committee may grant TSOs under the 1998 Plan until the earlier to occur of the issuance of TSOs covering all shares authorized for issuance and the termination of the Plan.

1998 Plan Administration

        The 1998 Plan is administered by the Compensation Committee. The Compensation Committee determines the participants in the CVA Plan who are also eligible for awards under the 1998 Plan, establishes and may thereafter modify the terms of such awards, establishes rules and guidelines relating to the 1998 Plan, and is entitled to take such other action as may be necessary for the proper administration of the 1998 Plan.

Participants

        Employees of our Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of our Company and who are selected by the Compensation Committee are eligible to be granted awards under the 1998 Plan. Currently, approximately 700 employees of our Company and its subsidiaries and affiliates are participants in the 1998 Plan. It is not possible to estimate the number of additional employees who may become eligible to receive awards under the 1998 Plan from time to time. However, as a result of the acquisition of The Rouse Company, we anticipate that an additional 250 employees will be eligible to receive awards under the 1998 Plan in 2006.

TSO Term and Status

        TSOs granted under the 1998 Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). The term during which each TSO may be exercised is determined by the Compensation Committee, but no TSO may be exercised more than ten years after the date of grant.

Transferability of TSOs

        TSOs granted under the 1998 Plan may be exercised during a participant's lifetime, only by the participant, his or her guardian or legal representative and are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relation order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (collectively, "ERISA")).

Termination, Amendment and ERISA Status

        The 1998 Plan will remain in effect through 2008, unless terminated earlier by our Board. The 1998 Plan provides that the Board may generally amend, alter or discontinue the plan and the Compensation Committee may prospectively or retroactively amend and modify any or all of the terms of the awards under the 1998 Plan, including, without limitation, the estimated annual growth rate and/or the threshold vesting criteria, or take into account changes in law, tax and accounting rules without further stockholder action, but no such amendment or modification may adversely affect or in any way impair the rights of a participant under any award previously granted without such participant's consent. In addition, without the prior approval of the Company's stockholders, TSOs issued under the 1998 Plan may not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted TSO.

        The 1998 Plan is not subject to the provisions of ERISA.

Antidilution Provisions

        The number of shares of common stock authorized to be issued pursuant to TSOs to be granted and outstanding under the 1998 Plan (and the purchase or exercise price thereof) may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change.

New Plan Benefits

        Future awards under the 1998 Plan are not determinable at this time because awards are made at the discretion of the Compensation Committee. Awards granted to the named executive officers in 2004 are set forth above under "Executive Compensation—Long Term Incentive Plan—Awards in Last

Fiscal Year." All executive officers as a group and all employees, other than the executive officers, received the TSOs set forth in the table below under the 1998 Plan during 2004. The exercise price of each of the TSOs granted in 2004 is $30.935 per share. These TSOs vest and become exercisable if shares of common stock attain and sustain a threshold market price of $43.39 per share for at least 20 consecutive trading days.

Name	Number of TSOs
All executive officers as a group	126,027
Non-Executive Director Group	0
Non-Executive Employee Group	905,453

        In February 2005, we granted 1,000,000 TSOs to our employees at an exercise price of $35.41 per share, the vesting of which was conditioned upon our common stock attaining and sustaining a threshold price of $49.66 for at least 20 consecutive trading days. On March 15, 2005, the closing price per share of our common stock on the New York Stock Exchange was $34.03.

Equity Compensation Plan Information

        The following table provides information about our equity compensation plans as of December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2003 and 1993 Stock Incentive Plans	1,875,687	$22.17	7,994,000
1998 Plan	1,261,097	$27.26	1,436,305
Equity compensation plans not approved by security holders	—	—	—
Total	3,136,784	—	9,430,305

Certain Federal Income Tax Consequences

        The following is a brief summary of the principal federal income tax consequences of the grant and exercise of TSOs granted under the 1998 Plan and the subsequent disposition of shares acquired upon such exercise. This summary is not intended to be exhaustive and does not describe all Federal, state or local tax laws.

        Taxation of Options.    TSOs are not intended to qualify under Section 422 of the Code. A participant will not realize any income upon the grant of a TSO. Upon the participant's exercise of a TSO, however, the amount by which the fair market value of the shares of common stock received upon the exercise of such option ("Option Stock") on the date of exercise exceeds the exercise price (i.e., the "spread") will be taxed as ordinary income to the participant and the Company will be entitled to a deduction in an equal amount, which may be limited by Section 162(m) of the Code. The participant and the Company will also be subject to employment taxes (i.e., Social Security and Medicare taxes) on the spread. As a condition to the issuance of the Option Stock, the participant will be required to arrange for payment to the Company of the tax withholding obligation which arises due to the participant's recognition of ordinary income upon exercise of the TSO.

        Upon subsequent sales of Option Stock, the participant may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the participant's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the participant as a result of such exercise.

        Payment of the Exercise Price in Shares.    If a TSO is exercised and payment is made using previously acquired shares, a participant will not recognize gain or loss with respect to such previously acquired shares. The participant's basis in the newly acquired shares is the same as his or her basis in the previously acquired shares, increased by the amount of any additional cash paid and the ordinary income realized by the participant for Federal income tax purposes on the exercise of the TSO.

        Exercising a TSO using shares of common stock received upon the exercise of an incentive stock option granted under an incentive stock option plan maintained by the Company ("ISO Stock") will not constitute a "disqualifying disposition" of such ISO Stock. If, however, the shares of Option Stock are not held for the balance of the required holding periods relating to the ISO Stock, there will be a disqualifying disposition for Federal income tax purposes. The disqualifying disposition will result in the recognition by the participant of ordinary income equal to the excess of the fair market value of the ISO Stock at the time such shares of ISO Stock were originally acquired over the exercise price (but not in excess of the participant's gain).

The Board of Directors recommends that you vote "FOR" the approval of the amendment to the 1998 Plan.

PROPOSAL 4—STOCKHOLDER PROPOSAL REGARDING
THE VOTE REQUIRED TO ELECT A DIRECTOR

        The Massachusetts State Carpenters Pension Fund, 350 Fordham Road, Wilmington, MA 01887, the beneficial owner of 4,200 shares of our common stock as of December 3, 2004, has submitted the following proposal for consideration at the annual meeting.

        "Resolved:    That the stockholders of the Company hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders.

        Supporting Statement:    Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1 Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

        Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company's director election vote standard. Specifically, this stockholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company's current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

        Under the Company's current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that director nominee. So even if 99.99% of the shares "withhold" authority to vote for a candidate or all the candidates, a 0.01% "for" vote results in the candidate's election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

        It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company's governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

        We urge your support to this important director election reform."

BOARD OF DIRECTORS' RECOMMENDATION

        The Board of Directors recommends a vote AGAINST the foregoing proposal for the following reasons:

        Our Company is incorporated under the laws of the State of Delaware and is therefore governed by the Delaware General Corporation Law. The Delaware General Corporation Law provides that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors, unless otherwise specified in a company's certificate of incorporation or bylaws. Because the Company has not specified a different voting requirement in its certificate of incorporation or bylaws, the plurality standard established by the Delaware General Corporation Law governs the election of the Company's directors. This statutory standard is also the standard that governs many other public companies that are incorporated in Delaware. Moreover, the Board believes that the plurality standard is fair and impartial and serves the best interests of the Company's stockholders.

        General Growth's Board is comprised of highly qualified directors from diverse backgrounds, a majority of whom are "independent" within the meaning of the Securities and Exchange Commission rules and the New York Stock Exchange listing standards. Since the Company's stockholders have a history of electing highly qualified, independent directors under the current plurality system, a change in the voting requirement would not result in a more effective Board of Directors.

        In addition, in the past three elections, every director nominee has received the affirmative vote of more than 90% percent of the shares voted in person or by proxy at the annual meeting of stockholders. During that same time period, no more than 7% percent of the shares voted in person or by proxy at the annual meeting of stockholders were withheld for the election of any one director nominee. Consequently, changing from the Company's plurality voting requirement to the proposed voting requirement would not have had an effect on the outcome of our election process during the past three years or otherwise resulted in improvements in corporate governance.

        The Company's current plurality voting requirement is fair and impartial because it applies equally to any candidate who is nominated for election to the Board of Directors, whether the candidate is nominated by the Board of Directors or a stockholder. A stockholder nominee could be elected under the current standard if the number of votes cast for that nominee exceeds the number of votes cast for one or more other nominees, including persons nominated by the Board. If the proposal were adopted, a stockholder nominee might fail to win election to the Board even if such person received more votes than a director nominee, simply because the stockholder nominee did not receive a majority of the votes cast.

        Additionally, changing from the Company's plurality voting requirement to the proposed majority voting requirement may have the unintended consequence of unnecessarily increasing the cost of soliciting stockholder votes. The Company may need to engage in additional mailings, telephone solicitations or other actions to obtain the required vote. The Board does not believe this would be a desirable expenditure of Company funds.

        The proposal does not address what would happen if one or more candidates who are directors fail to receive a majority of the votes cast or whether a plurality standard is appropriate in contested elections for directors. The proposal only suggests that the Board should address these issues. Under the Delaware General Corporation Law and the Company's bylaws, if a director fails to receive a majority of the votes cast the possible outcomes are as follows. A director who received the affirmative vote of less than a majority of the votes cast could remain in office because no successor had been elected and qualified. Alternatively, in the event a director resigned, the Board could appoint a director to fill the vacancy, because the Board has the right pursuant to the Company's bylaws to fill a vacancy, not the stockholders. Finally, in the event a director resigned, the position could remain vacant. As a result, any alternative available to the Company in these scenarios would be either highly disruptive (particularly if a vacancy involved an independent director, since the New York Stock Exchange rules require that the Board have a majority of independent directors and that each of the Audit, Compensation and Nominating & Governance Committees be comprised entirely of independent directors), administratively burdensome, or result in a less democratic process in the election of directors.

        For these reasons, the Board of Directors of General Growth believes that this stockholder proposal would not improve General Growth's corporate governance and is not in the best interests of General Growth's stockholders. Therefore, the Board of Directors unanimously recommends a vote "AGAINST" this proposal.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Notice of any stockholder proposal that is intended to be included in our proxy statement and form of proxy for next year's annual meeting must be received by us at our principal executive offices no later than December 5, 2005. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the persons named in the proxy for the next annual meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting and that is not described in the proxy statement for such meeting if we receive notice before February 3, 2006 or after March 5, 2006 that such matter would be raised at the meeting. Any notices regarding stockholder proposals must be received by us at our principal executive offices at 110 North Wacker Drive, Chicago, Illinois, 60606, Attention: Corporate Secretary.

Appendix A

GENERAL GROWTH PROPERTIES, INC.
1998 INCENTIVE STOCK PLAN, AS PROPOSED TO BE AMENDED

SECTION 1. Purpose; Definitions.

        The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating employees (other than Matthew Bucksbaum and John Bucksbaum) and to provide the Company, its Affiliates and Subsidiaries with the ability to provide competitive incentives which are directly linked to the profitability of the Company's business and increases in stockholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

        "Affiliate" means General Growth Management, Inc. and any other corporation or other entity controlled by the Company and designated by the Committee as such.

        "Award" means a Threshold-Vesting Stock Option.

        "Award Year" shall have the meaning set forth in the Cash Incentive Plan.

        "Board" means the Board of Directors of the Company.

        "Cash Incentive Plan" means the General Growth Properties, Inc. Cash Value Added Incentive Compensation Plan.

        "Cause" has the meaning set forth in Section 5(i).

        "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 6(b) and (c) respectively.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        "Commission" means the Securities and Exchange Commission or any successor agency.

        "Committee" means the Committee referred to in Section 2.

        "Common Stock" means common stock, par value $.10 per share, of the Company.

        "Company" means General Growth Properties, Inc., a Delaware corporation, and its successors and assigns.

        "Employer" means the Company and any Subsidiary or Affiliate whose employees are participants in the Plan.

        "Estimated Annual Growth Rate" means such rate as shall be established by the Committee on the date a Stock Option is granted.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not then listed on such exchange, on any other national securities exchange on which the Common Stock is then listed or on NASDAQ. If there is then no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

        "Measurement Year" shall have the meaning set forth in the Cash Incentive Plan.

        "Non-Qualified Stock Option" means a Stock Option that is not an incentive stock option as defined by Section 422 of the Code.

        "Plan" means the General Growth Properties, Inc. 1998 Incentive Stock Plan, as set forth herein and as hereinafter amended from time to time.

        "Retirement" means retirement from active employment under a pension plan of the Company, any Subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment at or after age 65 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

        "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

        "Subsidiary" means any corporation, partnership or other entity of which the Company or any Subsidiary owns, directly or indirectly, a majority of the voting power of the voting equity securities or a majority of the equity interest and shall not be deemed to be a "subsidiary" for any other purpose.

        "Termination of Employment" means the termination of the participant's employment with the Company or any Subsidiary or Affiliate. A participant employed by a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliate.

        "Total Disability" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed by an Employer when such total disability commenced, all as determined by the Committee. All determinations as to the date and extent of total disability of any Participant shall be made by the Committee, upon the basis of such evidence, including independent medical reports and data, as the Committee deems necessary and desirable, and all such determinations of the Committee shall be final.

        "Threshold Price" means the Fair Market Value of a share of Common Stock multiplied by the Estimated Annual Growth Rate, compounded annually for a five-year period.

        "Threshold-Vesting Stock Option" or "Stock Option" means an option granted under Section 5.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration.

        The Plan shall be administered by the Compensation Committee of the Board or such other committee appointed by and serving at the pleasure of the Board (the "Committee"). If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

        The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to participants in the Cash Incentive Plan designated by the Committee.

        Among other things, the Committee shall have the authority, subject to the terms of the Plan:

          (a)   to select the participants in the Cash Incentive Plan to whom Awards under the Plan may from time to time be granted;

          (b)   to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (c)   to determine the terms and conditions of any Award granted hereunder (including, but not limited to, subject to Section 5(a), the option price, any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine);

          (d)   to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

          (e)   to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

          (f)    to determine under what circumstances a Stock Option may be settled in cash or Common Stock under Section 5(k).

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

        The Committee may act with respect to the Plan only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

        Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. Common Stock Subject to Plan.

        Subject to adjustment as provided herein, the total number of shares of Common Stock available for distribution pursuant to Awards under the Plan shall be 11,000,000 shares of Common Stock.1 Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. If a Stock Option is forfeited, expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated).

1
As proposed to be amended.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4. Eligibility.

        Employees of the Company, its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its Subsidiaries and Affiliates and who are designated by the Committee are eligible to be granted Awards under the Plan.

SECTION 5. Threshold-Vesting Stock Options.

        The Committee shall have the authority each Award Year to grant any optionee Threshold-Vesting Stock Options after the Committee has determined the Annual Bonus Awards under the Cash Incentive Plan based on the financial results in the applicable Measurement Year. The number of Stock Options to be granted to an optionee will be based on the optionee's Annual Bonus Award under the Cash Incentive Plan in the current Award Year and shall be determined as follows:

        Step One: the optionee's Annual Bonus Award under the Cash Incentive Plan shall be multiplied by a percentage, not to exceed 25%, to be determined by the Committee;

        Step Two: the product obtained under Step One shall be divided by ten percent (10%) of the Fair Market Value of a share of Common Stock on the date of grant of the Stock Option.

        Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve and shall constitute a Non-Qualified Stock Option. Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ, to the extent permitted by the Plan. An option agreement shall indicate on its face that it is intended to be a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the participant.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

          (a)   Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

          (b)   Option Term. The term of each Stock Option shall be established by the Committee and shall not exceed 10 years from the date the Stock Option is granted.

          (c)   Exercisability. Threshold-Vesting Stock Options shall be exercisable only after the Stock Option has vested. Vesting in such Stock Options shall occur after the Fair Market Value of the Common Stock has achieved and sustained the Threshold Price for at least 20 consecutive trading days at any time during the five-year period following the date of grant of the Stock Option, or at such time and under such conditions as are determined by the Committee.

          (d)   Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

          The option price of Common Stock to be purchased upon exercise of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement, may also be paid by one or more of the following: (i) in the form of unrestricted Common Stock already owned by the optionee based in any such instance on the Fair Market Value of the Common Stock on the date the Stock Option is exercised; or (ii) by a combination thereof, in each case in the manner provided in the option agreement.

          In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9(a).

          (e)   Non-transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or by an alternate payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

          (f)    Termination by Death. If an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then otherwise exercisable, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g)   Termination by Reason of Total Disability. If an optionee's employment terminates by reason of Total Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was otherwise exercisable at the time of termination, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h)   Termination by Reason of Retirement. If an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of the Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (i)    Other Termination. Unless otherwise determined by the Committee, if there occurs a Termination of Employment for any reason other than death, Total Disability, Retirement or Cause, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may, if such Termination of Employment is without Cause, be exercised for one year from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for Cause, any unexercised Stock Option held by such optionee shall expire immediately upon the giving to the optionee of notice of such Termination of Employment. Unless otherwise determined by the Committee, for the purposes of the Plan, "Cause" shall mean (i) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the optionee's employment duties or (iii) willful and deliberate failure on the part of the optionee to perform his employment duties in any material respect.

          (j)    Forfeitability and Termination. If a Threshold-Vesting Stock Option does not vest during the five-year period following the date of grant of the Stock Option, the Stock Option shall be forfeited and the Shares covered by such Option shall revert to the Plan. If an optionee does not exercise his Stock Option within the time period specified in the Plan, the Stock Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (k)   Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or any part of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash out.

          (l)    Change in Control Cash Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(l) shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option.

SECTION 6. Change in Control Provisions.

          (a)   Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control any Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

          (b)   Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

            (i)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, or members of the Company's management, or any combination thereof, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 6(b); or

            (ii)   A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 6(b), that any individual who becomes a member of the Board subsequent to such effective date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

            (iii)  The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (iv)  The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (c)   Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of a Stock Option which (x) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (y) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or cancelled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 7. Term, Amendment and Termination.

        The Plan will terminate on December 31, 2008. Under the Plan, Awards outstanding as of December 31, 2008 shall not be affected or impaired by the termination of the Plan.

        The Board may amend, alter, or discontinue the Plan, including, without limitation, to provide for the transferability of any or all Stock Option(s) in the event the instructions to Form S-8 promulgated pursuant to the Securities Act of 1933, as amended, or any successor form, are hereafter amended to permit registration of shares issuable upon the exercise of options such as the Stock Options which are transferable, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

        The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, including, without limitation, to provide for the transferability of such Stock Option in the event the instructions to Form S-8 promulgated pursuant to the Securities Act of 1933, as amended, or any successor form, are hereafter amended to permit registration of shares issuable upon the exercise of options such as the Stock Options which are transferable, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Option to qualify for the exemption provided by Rule 16b-3(d). Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Stock Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Option.

        Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 8. Unfunded Status of Plan.

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 9. General Provisions.

          (a)   The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (b)   Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

          (c)   The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

          (d)   No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

          (e)   At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Common Stock received upon exercise of such Option shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

          (f)    The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

          (g)   The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 10. Effective Date of Plan.

        The Plan shall be effective on the later of (a) the date it is approved by the stockholders of the Company and (b) the date, if any, specified by the Board at the time it is approved by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4:	Please	☐
Mark Here for Address Change or Comments SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS:
		FOR all nominees listed to the left (except as marked to the contrary		WITHHOLD AUTHORITY to vote for all nominees listed to the left	3.	Amendment of the 1998 Incentive Stock Plan to increase the number of shares of our common stock available for issuance under the plan by 5,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES: 01 Matthew Bucksbaum 02 Bernard Freibaum 03 Beth Stewart	☐		☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)					4.	Stockholder Proposal to change the vote required to elect a director from a plurality of the votes cast to a majority of the votes cast.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Ratification of the selection of independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Mark here if you plan to attend the meeting	☐
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Signature	Signature	Date

(Please sign this proxy as your name appears on the Company's corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

— FOLD AND DETACH HERE —

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/ggp		1-800-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.generalgrowth.com

General Growth Properties, Inc.	proxy

This Proxy is solicited on behalf of the Board of Directors

        Matthew Bucksbaum, John Bucksbaum and Marshall E. Eisenberg, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.01 par value, of GENERAL GROWTH PROPERTIES, INC., standing in the name of the undersigned on the Company's books at the close of business on March 15, 2005, at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, 110 North Wacker Drive, Chicago, Illinois, at 9:00 a.m., local time, on May 4, 2005, or at any postponement(s) or adjournment(s) thereof, as follows:

        The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AGAINST PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

—FOLD AND DETACH HERE—

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GENERAL GROWTH PROPERTIES, INC. 110 North Wacker Drive Chicago, Illinois 60606
TABLE OF CONTENTS
GENERAL GROWTH PROPERTIES, INC. 110 North Wacker Drive Chicago, Illinois 60606
PROPOSAL 1—ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
REPORT OF THE AUDIT COMMITTEE
STOCK OWNERSHIP
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2004
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Long Term Incentive Plan—Awards in Last Fiscal Year
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PERFORMANCE GRAPH
Total Return Performance
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 3—APPROVAL OF AMENDMENT TO 1998 PLAN
PROPOSAL 4—STOCKHOLDER PROPOSAL REGARDING THE VOTE REQUIRED TO ELECT A DIRECTOR
BOARD OF DIRECTORS' RECOMMENDATION
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING